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                                                                     Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Defined Asset Funds
Government Securities Income Fund--
U.S. Government Zero Coupon Bond Series--3 and 8

We consent to the use in this Post-Effective Amendment No. 12 to Registration Statement Nos. 33-26716 and 333-36109 of our opinion dated June 22, 2001 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 11, 2001